Exhibit 21(b)

                      Subsidiaries of Alabama Power Company

          Name of Company                         Jurisdiction of Organization

Alabama Energy Providers, Inc...................................Alabama
Alabama Power Capital Trust I..................................Delaware
Alabama Power Capital Trust II.................................Delaware
Alabama Power Capital Trust III................................Delaware
Alabama Power Capital Trust IV.................................Delaware
Alabama Power Capital Trust V..................................Delaware
Alabama Property Company........................................Alabama
Southern Electric Generating Company............................Alabama
(50% - Alabama Power Company; 50% - Georgia Power Company)